AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
IRISH MAG, INC.
A Florida Corporation

FILED
06 JAN 31 PM 5:08
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

John Maguire certifies that:

1. John Maguire is the duly elected and acting President and Petie Parnell Maguire is the duly elected and acting Secretary of the corporation herein above named.

2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be Irish Mag, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be Seventy-Five million (75,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The amount of capital with which this corporation shall commence shall be One Thousand Dollars and NO/100 ($1,000.00).

ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The principal place of business of this corporation shall be:

646 First Avenue South
St. Petersburg, Florida 33701

Located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida. The registered agent and the office of the resident agent shall be as follows:

John Maguire: 646 First Avenue South, St. Petersburg, Florida 33701.

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director. The election of directors shall be on an annual basis. Each of the said Directors shall be of full and legal age. A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

John Maguire: 646 First Avenue South, St. Petersburg, Florida 33701.
Petie Parnell Maguire: 646 First Avenue South, St. Petersburg, Florida 33701.

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By- Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

John Maguire, President: 646 First Avenue South, St. Petersburg, Florida 33701.
Petie Parnell Maguire, Secretary: 646 First Avenue South, St. Petersburg, Florida 33701.

ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

John Maguire: 646 First Avenue South, St. Petersburg, Florida 33701.
Petie Parnell Maguire: 646 First Avenue South, St. Petersburg, Florida 33701.

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

The undersigned, being the original incorporators hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the general corporation law of the State of Florida, do make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hands this 24th day of January, 2006.

I further declare under penalty of perjury under the laws of the State of Florida that the maters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

John Maguire
John Maguire

DONE and DATED this 24TH day of January, 2006.

STATE OF FLORIDA)
) SS
COUNTY OF PINELLAS)

On this 24 day of January, 2006, personally appeared before me, a Notary Public in and for said County and State, John Maguire, President of Irish Mag, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 24 day of January, 2006.

David H. Johnston

NOTARY PUBLIC, in and for said
County and State.

DAVID H. JOHNSTON
My Comm Exp. 07/30/09
No. DD453007
(X) Personally Known ( ) Other ID

Petie Parnell Maguire

Petie Parnell Maguire

DONE and DATED this 24 day of January, 2006.

STATE OF FLORIDA)
) SS
COUNTY OF PINELLAS)

On this 24 day of January, 2006, personally appeared before me, a Notary Public in and for said County and State, Petie Parnell Maguire, Secretary of Irish Mag, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 24 day of January, 2006.

David H. Johnston

NOTARY PUBLIC, in and for said
County and State.

DAVID H. JOHNSTON
My Comm Exp. 07/30/09
No. DD453007
(X) Personally Known ( ) Other ID

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of Irish Mag, Inc. has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

The Shareholders at a meeting duly held on the 2nd day of January, 2006, adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of Irish Mag, Inc. and that the number of votes cast for the amendment(s) by the shareholders was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary , for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hand this 24 day of January, 2006.

John Maguire

DONE and DATED this 24 day of January, 2006.

STATE OF FLORIDA)
) SS
COUNTY OF PINELLAS)

On this 24 day of January, 2006, personally appeared before me, a Notary Public in and for said County and State, John Maguire, President of Irish Mag, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 24 day of January, 2006.

NOTARY PUBLIC, in and for said
County and State.

DAVID H. JOHNSTON
My Comm Exp. 07/30/09
No. DD453007
( ) Personally Known ( ) Other ID

Petie Parnell Maguire

DONE and DATED this 24th day of January, 2006.

STATE OF FLORIDA)
) SS
COUNTY OF PINELLAS)

On this 24 day of January, 2006, personally appeared before me, a Notary Public in and for said County and State, Petie Parnell Maguire, Secretary of Irish Mag, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me this 24 day of January, 2006.

NOTARY PUBLIC, in and for said County and State.

DAVID H. JOHNSTON
My Comm Exp. 07/30/09
No. DD453007
Personally Known ( ) Other ID

WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, John Maguire, the undersigned, being the registered agent for IRISH MAG, INC., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this 24th day of January, 2006.

John Maguire

STATE OF FLORIDA)
) SS
COUNTY OF PINELLAS)

On this 24 day of January, 2006, personally appeared before me, a Notary Public in and for said County and State, John Maguire, registered agent of Irish Mag, Inc., who proved to be the above named registered agent and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 24 day of January, 2006.

NOTARY PUBLIC, in and for said
County and State.

DAVID H. JOHNSTON
My Comm Exp. 07/30/09
No. DD453007
(X) Personally Known ( ) Other ID

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
IRISH MAG, INC.

(Under Section 607.0602 of the Florida Business Corporation Act)

The undersigned, being the Director of IRISH MAG, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Florida Business Corporation Act:

WHEREAS, as provided in the Corporation's Articles of Incorporation, the name of this Corporation is IRISH MAG, INC.

Name Change

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation's Articles of Incorporation to change the name of the Corporation from IRISH MAG, INC. to China Public Security Technology, Inc., and be it

RESOLVED, that Article I of the Corporation's Articles of Incorporation - NAME - be and the same hereby is replaced, in its entirety, by the following:

ARTICLE I
NAME

The name of this Corporation is China Public Security Technology, Inc.

Effective Date

These Articles of Amendment shall become effective on January 8, 2007.

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